AMENDED AND
RESTATED BY-LAWS OF
THE SWISS HELVETIA FUND, INC.

As of February 22, 2017

ARTICLE I

Stockholders
            SECTION 1.   Annual Meeting.  The annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting.
            SECTION 1.   Special Meetings.  Except as otherwise provided in the Certificate of Incorporation, a special meeting of the stockholders of the Corporation may be called at any time by the Board of Directors, the Chairman of the Board or the President and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of stockholders holding together at least twenty five percent of the number of shares of stock outstanding and entitled to vote at such meeting. Any special meeting of the stockholders shall be held on such date, at such time and at such place within or without the State of Delaware as the Board of Directors or the officer calling the meeting may designate. At a special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting unless all of the stockholders are present in person or by proxy, in which case any and all business may be transacted at the meeting even though the meeting is held without notice.
            SECTION 1.   Notice of Meetings.  Except as otherwise provided in these By-Laws or by law, a written notice of each meeting of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of the Corporation entitled to vote at such meeting at his address as it appears on the records of the Corporation. The notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
            SECTION 1.   Quorum.  At any meeting of the stockholders, the holders of a majority in number of the total outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number of shares shall be required by law, by the Certificate of Incorporation or by these By-Laws, in which case the representation of the number of shares so required shall constitute a quorum; provided that at any meeting of the stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or represented by proxy shall constitute a quorum for purposes of such class vote unless the representation of a larger number of shares of such class shall be required by law, by the Certificate of
Incorporation or by these By-Laws.
            SECTION 1.   Adjourned Meetings.  Whether or not a quorum shall be present in person or represented at any meeting of the stockholders, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting may adjourn from time to time;
provided, however, that if the holders of any class of stock of the Corporation are entitled to vote separately as a class upon any matter at such meeting, any adjournment of the meeting in respect of action by such class upon such matter shall be determined by the holders of a majority of the shares of such class upon such matter shall be determined by the holders of a majority of the shares of such class present in person or represented by proxy and entitled to vote at such meeting.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the stockholders or the holders of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjournment meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.
            SECTION 1.   Organization.  The Chairman of the Board or, in his absence, the President shall call all meetings of the stockholders to order, and shall act as Chairman of such meetings.  In the absence of the
Chairman of the Board and the President, the holders of a majority in number of the shares of stock of the
Corporation in person or represented by proxy and entitled to vote at such meeting shall elect a Chairman.
            The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders; but in the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting. It shall be the duty of the Secretary to prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held, for the ten days next preceding the meeting, to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, and shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present.
            SECTION 1.   Voting.  Except as otherwise provided in the Certificate of Incorporation or by law, each stockholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder upon the books of the Corporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. When directed by the presiding officer or upon the demand of any stockholder, the vote upon any matter before a meeting of stockholders shall be by ballot.
Except as otherwise provided by law or by the Certificate of Incorporation, Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election and, whenever any corporate action is to be taken, other than the election of Directors and except as otherwise provided by the Certificate of Incorporation, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon.
            Shares of the capital stock of the Corporation belonging to the Corporation or to another corporation if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.
            SECTION 1.   Inspectors.  When required by law or directed by the presiding officer or upon the demand of any stockholder entitled to vote, but not otherwise, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided at any meeting of the stockholders by two or more Inspectors who may be appointed by the Board of Directors before the meeting, or if not so appointed, shall be appointed by the presiding officer at the meeting. If any person so appointed fails to appear or act, the vacancy may be filled by appointment in like manner.
            SECTION 1.   Consent of Stockholders in Lieu of Meeting.  Unless otherwise provided in the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the
Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to (a) its registered office in the State of Delaware by hand or by certified mail or registered mail, return receipt requested, (b) its principal place of business, or (c) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this by-law to the
Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to (a) its registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, (b) its principal place of business, or (c) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in this Section 9.
            SECTION 1.   Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.
            (a) The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of Directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 10.
            (b) For any matter to be properly brought before any annual meeting of stockholders, the matter must be
(i) specified in the notice of annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting in the manner specified in this Section 10(b) by a stockholder of record entitled to vote at the annual meeting.
In addition to any other requirements under applicable law and the Certificate of Incorporation and By-Laws of the
Corporation, persons nominated by stockholders of record for election as Directors of the Corporation and any other proposals by stockholders of record shall be properly brought before the meeting only if notice in the manner contemplated hereby of any such matter to be presented by a stockholder at such meeting of stockholders (the "Stockholder
Notice") shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not less than ninety (90) nor more than one hundred and twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Annual Meeting
Date"), such Stockholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date ninety (90) days prior to such Other Annual Meeting Date or (ii) the tenth (10th) day following the date such Other Annual Meeting Date is first publicly announced or disclosed. Any stockholder of record entitled to nominate any person or persons (as the case may be) for election as a Director or Directors of the Corporation shall deliver, as part of such Stockholder Notice: (i) a statement in writing setting forth (A) the name of the person or persons to be nominated, (B) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such stockholder by such nominee(s), the dates(s) such shares were acquired and the investment intent of such acquisition, (C) the information regarding each such person required by paragraph (b) of Item 22 of Rule 14a-101 under the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), (D) whether such stockholder believes any nominee will be an "interested person" of the Corporation (as defined in the Investment Company
Act of 1940, as amended, the "1940 Act") and, if not an "interested person," information regarding each nominee that will be sufficient for the Corporation to make such determination, (E) a representation whether the stockholder intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation' s outstanding stock required to elect the nominee and/or (2) otherwise solicit proxies from stockholders in support of such nomination, (F) the number and class of all shares of each class of stock of the
Corporation owned of record and beneficially by such stockholder, the date(s) such shares were acquired and the investment intent of such acquisition, (G) whether any such person or such stockholder has received any financial assistance, funding or other consideration from any other person in respect of the nomination (and the details thereof) (a
"Stockholder Associated Person"), (H) any material agreements, arrangements, understandings or relationships existing between the person to be nominated and the stockholder or any Stockholder Associated Person, and (I) whether and the extent to which any hedging, derivative or other transaction (including any short position or any borrowing or lending of shares) has been entered into with respect to the Corporation or its securities within the past six months by, or is in effect with respect to, such stockholder, any person to be nominated by such stockholder or any Stockholder
Associated Person, the effect or intent of which transaction is to mitigate loss or manage risk or benefit relating to share price changes for, or to increase or decrease the voting power of, such stockholder, nominee or any such
Stockholder Associated Person; and (ii) each such person's signed consent to serve as a Director of the Corporation if elected and such stockholder's name and address.  The Corporation may also require any proposed nominee to furnish such other information, including completion of the Corporation's Directors questionnaire, as it may reasonably require to determine whether the nominee would be considered "independent" as a member of the Audit Committee of the
Board of Directors under the various rules and standards applicable to the Corporation.  Any stockholder who gives a
Stockholder Notice of any matter proposed to be brought before the meeting (not involving nominees for Director) shall deliver, as part of such Stockholder Notice: (i) the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder; (ii) whether such stockholder has received any financial assistance, funding or other consideration from any Stockholder Associated Person (and the details thereof); (iii) whether and the extent to which any hedging, derivative or other transaction (including any short position or any borrowing or lending of shares) has been entered into with respect to the Corporation or its securities within the past six months by, or is in effect with respect to, such stockholder or any Stockholder Associated Person, the effect or intent of which transaction is to mitigate loss or manage risk or benefit relating to share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person; (iv) a general description of whether, and to what extent, such stockholder or Stockholder Associated Person has engaged in the type of transactions described in clause (iii) above with respect to shares of stock or other equity interests of any other company;
(v) if applicable, any material interest of such stockholder in the matter proposed (other than as a stockholder);
and (vi) a representation whether the stockholder intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding stock required to approve or adopt the proposal with respect to which the proxy statement is being distributed and/or
(2) otherwise solicit proxies from stockholders in support of such proposal.  As used herein, shares "beneficially owned" shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.  If a stockholder of record is entitled to vote only for a specific class or category of
Directors at a meeting (annual or special), such stockholder's right to nominate one or more individuals for election as a Director at the meeting shall be limited to such class or category of Directors.
            Notwithstanding anything in this Section 10(b) to the contrary, in the event that the number of
Directors to be elected to the Board of Directors of the Corporation at the next annual meeting is increased and either all of the nominees for Director at the next annual meeting or the size of the increased Board of
Directors are not publicly announced or disclosed by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.
            (c) Except as provided in the immediately following sentence, only such matters shall be properly brought before a special meeting of stockholders as shall have been brought before the meeting pursuant to the
Corporation's notice of meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, not at the request of any stockholders acting pursuant to Section 2 of Article I hereof, any stockholder of record entitled to vote at the special meeting may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the Stockholder Notice required by Section 10(b) hereof shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which the date of the special meeting and either the names of the nominees proposed by the Board of Directors to be elected at such meeting or the number of Directors to be elected is publicly announced or disclosed.
            (d) For purposes of this Section 10, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and
Exchange Commission.
            (e) In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for giving of notice as provided in this Section 10.  This Section 10 shall not apply to stockholder proposals made pursuant to Rule 14a-8 under the Exchange Act.
            (f) The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 10 and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

ARTICLE II

Board of Directors
            SECTION 1.   Number and Term of Office.  The business and affairs of the Corporation shall be managed by or under the direction of a Board of seven Directors; provided, however, that upon the commencement of the 2017 annual meeting of stockholders of the Corporation, the business and affairs of the Corporation shall be managed by or under the direction of a Board of five Directors.  At least 40% of the Directors shall be persons who are not interested persons of the Corporation as defined in the 1940 Act.  Each class of Directors shall, except as hereinafter otherwise provided for filling vacancies, have staggered three year terms of office, be elected at an annual meeting of stockholders, and shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal.  The number of Directors may be altered from time to time by amendment of these By-Laws.
            SECTION 1.   Qualifications for Office.  To be eligible for nomination as a Director a person must, at the time of such person's nomination, have Relevant Experience and Country Knowledge (as defined below) and must not have any Conflict of Interest (as defined below).  Whether a proposed nominee satisfies the foregoing qualifications shall be determined by the Board of Directors.
            "Relevant Experience and Country Knowledge" means experience in business, investment and economic matters in Europe, the United States, or Switzerland or political matters of Switzerland through service:
            (a) for at least 5 years in one or more of the following principal occupations:
(1) senior executive officer, including senior legal officer, or partner of a financial or industrial business headquartered in Europe that has annual revenues of at least the equivalent of US $500 million and whose responsibilities include or included supervision of European business operations;
(2) senior executive officer, including senior legal officer, or partner of a financial or industrial business headquartered in the United States that has annual revenues of at least the equivalent of US $500 million and whose responsibilities include or included supervision of European business operations;
(3) senior executive officer, including senior legal officer, or partner of an investment management business having at least the equivalent of US $500 million under discretionary management for others in securities of
European companies or securities principally traded in Europe;
(4) senior executive officer or partner (including a lawyer appointed "of counsel") (i) of a business consulting, accounting or law firm having a substantial number of professionals, and (ii) one of whose principal responsibilities includes or included providing services involving European matters or clients for financial or industrial businesses or investment businesses as described in (1) - (3) above;
(5) senior official (including ambassador or minister or elected member of the legislature) in the national or cantonal government, a government agency or the central bank of Switzerland, in a major supranational agency or organization of which Switzerland is a member, in a leading international trade organization relating to
Switzerland, in each case in the area of finance, economics, trade or foreign relations, or in a self-regulatory organization with direct or indirect responsibility for investment or sales practices related to registered investment companies;
(6) director of this Corporation at the time of nomination for at least five years; or
(7) officer, director, partner, or employee of the Corporation's investment advisor or of an entity controlling, controlled by or under common control with the Corporation's investment advisor; and
            (b) for at least 10 years as a senior executive officer (including senior legal officer), director, partner, or senior official (including elected ambassador or minister or elected member of the legislature) of one or more of the following:  (1) a financial or industrial business; (2) an investment management business;
(3) a business, consulting, accounting or law firm; (4) a national government, a government agency or central bank, a major supranational agency or organization, or a leading international trade organization, in each case in the area of finance, economics, trade or foreign relations; or (5) a self-regulatory organization with direct or indirect responsibility for investment or sales practices related to registered investment companies.
            "Conflict of Interest" means the presence of a conflict with the interests of the Corporation or its operations through any of the following:
(1) current position as a director, officer, partner or employee of another investment fund whose investment focus is principally (i.e., over 50% of total assets) securities of Swiss companies or securities principally traded in
Swiss markets and that does not have the same investment advisor as the Corporation or an investment advisor affiliated with an investment advisor of the Corporation;
(2) current position as a director, officer, partner or employee of the investment advisor, sponsor or equivalent of an investment vehicle described in the previous point and who is involved in the day to day operations of such vehicle or the investment decisions made with respect to such vehicle; or
(3) current position as an official of a governmental agency or self-regulatory body having responsibility for regulating the Corporation or the markets in which it proposes to invest.
            SECTION 1.   Chairman of the Board.  The Directors shall elect a Chairman of the Board (who shall not be an officer of the Corporation) who shall at all times be a Director who is not an "interested person" (as defined in the 1940 Act) of the Corporation.  The Chairman of the Board shall, subject to the control of the Board of
Directors, preside at all meetings of the stockholders and at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors.  It shall be understood that each Director, including the Chairman of the Board, shall have equal responsibility in fulfilling his or her duties as a Director.  The Chairman of the Board shall be elected by the Directors annually to hold office until his or her successor shall have been duly elected and qualified, or until his or her death, resignation or removal, as herein provided.  A vacancy in the office of
Chairman of the Board, either arising from death, resignation or removal or any other cause, may be filled for the unexpired portion of the term of office which shall be vacant by the Board of Directors.
            SECTION 1.   Resignation and Removal of the Chairman.  The Chairman of the Board may resign at any time by giving written notice of resignation to the Directors.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  The Chairman of the Board also may be removed by the Directors with or without cause at any time.
            SECTION 1.   Removal, Vacancies and Additional Directors.  Upon the vote of the stockholders of at least three-quarters of the shares entitled to vote thereon, the stockholders may, at any special meeting the notice of which shall state that it is called for that purpose, remove, only for cause, any Director and fill the vacancy;
provided that whenever any Director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Certificate of Incorporation, such Director may be removed only for cause and the vacancy filled only by the vote of the holders of at least three-quarters of the shares of that class of stock voting separately as a class.  Vacancies caused by any such removal and not filled by the stockholders at the meeting at which such removal shall have been made, or any vacancy caused by the death or resignation of any Director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of Directors, may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, and any Director so elected to fill any such vacancy or newly created directorship shall hold office until his successor is elected and qualified or until his earlier resignation or removal.
            When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as herein provided in connection with the filling of other vacancies.
            SECTION 1.   Place of Meeting.  The Board of Directors may hold its meetings in such place or places in the State of Delaware or outside the State of Delaware as the Board from time to time shall determine.
            SECTION 1.   Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as the Board from time to time by resolution shall determine.  No notice shall be required for any regular meeting of the Board of Directors; but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every Director at least five days before the first meeting held in pursuance thereof.
            SECTION 1.   Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board, the President or by any two of the Directors then in office.
            Notice of the day, hour and place of holding of each special meeting shall be given by mailing the same at least five days before the meeting or by causing the same to be transmitted by telegraph, cable, wireless or fax at least two days before the meeting to each Director.  Unless otherwise indicated in the notice thereof, any and all business other than an amendment of these By-Laws may be transacted at any special meeting, and an amendment of these
By-Laws may be acted upon if the notice of the meeting shall have stated that the amendment of these By-Laws is one of the purposes of the meeting.  At any meeting at which every Director shall be present, even though without any notice, any business may be transacted, including the amendment of these By-Laws.
            SECTION 1.   Quorum; Voting.  Subject to the provisions of Section 3 of this Article II, a majority of the members of the Board of Directors in office (but in no case less than one-third of the total number of Directors nor less than two Directors) shall constitute a quorum for the transaction of business and the vote of the majority of the
Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors.  If at any meeting of the Board there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.  Each Director, including the Chairman of the Board, shall have one vote.
            SECTION 1.   Organization.  The Chairman of the Board or, in his absence, the Vice Chairman of the Board
(who shall be elected by the Board of Directors after each annual meeting of the stockholders but who shall not be an officer of the Corporation) or, in his absence, the President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors.  In the absence of the Chairman of the Board, the Vice Chairman of the Board and
the President, a Chairman shall be elected from the Directors present.  The Secretary of the Corporation shall act as
Secretary of all meetings of the Directors; but in the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting.
            SECTION 1.   Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation.  The
Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided by resolution passed by a majority of the whole
Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of
Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these By-Laws; and unless such resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.
            SECTION 1.   Audit Committee.  There shall be an Audit Committee of three or more Directors who are not
"interested persons" of the Corporation (as defined in the 1940 Act) appointed by the Board who may meet at stated
times or on notice to all by any of their own number.  The Committee's duties shall include reviewing both the audit and other work of the Corporation's independent accountants, recommending to the Board of Directors the independent accountants to be retained, and reviewing generally the maintenance and safekeeping of the Corporation's records and documents.
            SECTION 1.   Conference Telephone Meetings.  Unless otherwise restricted by the Certificate of
Incorporation or by these By-Laws, the members of the Board of Directors or any committee designated by the Board, may participate in a meeting of the Board or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.
            SECTION 1.   Consent of Directors or Committee in Lieu of Meeting.  Unless otherwise restricted by the
Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the
Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.
            SECTION 1.   Compensation of Directors.  No Director shall receive any stated salary or fees from the
Corporation for his services as such if such Director is, otherwise than by reason of being such Director, an interested person (as such term is defined by the 1940 Act) of the Corporation or of its investment advisor, administrator or principal underwriter.  Except as provided in the preceding sentence, Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

ARTICLE III

Officers
            SECTION 1.   Officers.  The officers of the Corporation shall be a President, an Executive Vice President, one or more Vice Presidents, a Secretary and a Treasurer, and such additional officers, if any, as shall be elected by the Board of Directors pursuant to the provisions of Section 7 of this Article III.  The President, the Executive Vice
President, one or more Vice Presidents, the Secretary and the Treasurer shall be elected by the Board of Directors at its first meeting after each annual meeting of the stockholders.  The failure to hold such election shall not of itself terminate the term of office of any officer.  All officers shall hold office at the pleasure of the Board of Directors.
Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be Directors.
Any number of offices may be held by the same person.
            All officers, agents and employees shall be subject to removal, with or without cause, at any time by the
Board of Directors.  The removal of an officer without cause shall be without prejudice to his contract rights, if any.
The election or appointment of an officer shall not of itself create contract rights.  All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.
            Any vacancy caused by the death of any officer, his resignation, his removal, or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors.
            In addition to the powers and duties of the officers of the Corporation as set forth in these By-Laws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.  At the time of election of officers by the Board of Directors, the Board shall designate such officer as shall be the chief executive officer and the chief operating officer of the Corporation.  The chief executive officer of the Corporation, subject to the control of the Board of Directors, shall have general charge and control of all of its business and affairs.  The chief operating officer of the Corporation, subject to the control of the Board of
Directors, shall have general charge and control of all its operations.
            SECTION 1.   Powers and Duties of the President.  The President, subject to the control of the Board of
Directors, shall, in the absence of the Chairman of the Board and the Vice Chairman of the Board, preside at all meetings of the stockholders and the Board of Directors, and shall have such other powers and perform such other duties as may from time to time be assigned to him by these By-Laws, the Board of Directors, or the Chairman of the Board.
            SECTION 1.   Powers and Duties of the Executive Vice President.  The Executive Vice President, subject to the control of the Board of Directors, shall, have such powers and perform such duties as may from time to time be assigned to him by these By-Laws, the Board of Directors, or the Chairman of the Board.
            SECTION 1.   Powers and Duties of the Vice Presidents.  Each Vice President shall perform all duties incident to the office of Vice President and shall have such other powers and perform such other duties as may from time to time be assigned to him by these By-Laws, the Board of Directors, the Chairman of the Board, the President,
or the Executive Vice President.
            SECTION 1.   Powers and Duties of the Secretary.  The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose; he shall attend to the giving or serving of all notices of the Corporation; he shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors or the
President shall authorize and direct; he shall have charge of the stock certificate books, transfer books, and stock ledgers and such other books and papers as the Board of Directors or the President shall direct, all of which shall at all reasonable times be open to the examination of any Director upon application at the office of the Corporation during business hours; and he shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these By-Laws, the
Board of Directors, the Chairman of the Board, the President, or the Executive Vice President.
            SECTION 1.   Powers and Duties of the Treasurer.  The Treasurer shall have custody of, and when proper shall pay out, disburse or otherwise dispose of, all funds and securities of the Corporation which may have come into his hands; he may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositary or depositaries as the
Board of Directors may designate; he shall sign all receipts and vouchers for payments made to the Corporation; he shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received or paid or otherwise disposed of by him and whenever required by the Board of Directors or the President shall render statements of such accounts; he shall, at all reasonable times, exhibit his books and accounts to any Director of the Corporation upon application at the office of the Corporation during business hours;
and he shall perform all duties incident to the office of Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these By-Laws, the Board of Directors, the
Chairman of the Board, the President, or the Executive Vice President.
            SECTION 1.   Additional Officers.  The Board of Directors may from time to time elect such other officers
(who may, but need not, be Directors), including a Controller, Assistant Treasurers, Assistant Secretaries and Assistant
Controllers, as the Board may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board or the President.
            The Board of Directors may from time to time by resolution delegate to any Assistant Treasurer or Assistant
Treasurers any of the powers or duties herein assigned to the Treasurer; and may similarly delegate to any Assistant
Secretary or Assistant Secretaries any of the powers or duties herein assigned to the Secretary.
            SECTION 1.   Bonding of Officers and Employees.  The Corporation shall furnish a bond covering each officer and employee of the Corporation in such penalties and with such conditions and security as is required by Rule 17g-1 of the 1940 Act.  No other bond will be furnished unless the Board shall so require.
            SECTION 1.   Voting Upon Stocks.  Unless otherwise ordered by the Board of Directors, the Chairman of the
Board, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meetings shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock.  The Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.
            SECTION 1.   Compensation of Officers.  The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.

ARTICLE IV

Stock; Seal; Fiscal Year
            SECTION 1.   Certificates For Shares of Stock.  The certificates for shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation as shall be approved by the Board of
Directors; provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to this Corporation.  All shares of stock represented by certificates shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or
an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall not be valid unless so signed.
            In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.
            All certificates representing shares of stock shall be consecutively numbered as the same are issued.
The name of the person owning the shares represented thereby (or registered in uncertificated form) with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.
            Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be cancelled, and, where the shares are to be represented by certificates, no new certificates shall be issued until former certificates for the same number of shares have been surrendered and cancelled.
            SECTION 1.   Lost, Stolen or Destroyed Certificates.  Whenever a person owning a certificate for shares of stock of the Corporation alleges that it has been lost, stolen or destroyed, he shall file in the office of the
Corporation an affidavit setting forth, to the best of his knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Board of Directors, a bond of indemnity or other indemnification sufficient in the opinion of the Board of Directors to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate in replacement therefor.  Thereupon the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen or destroyed with respect to shares of stock which remain represented by certificates (or make such notations on the
Corporation's books and records, as appropriate, with respect to shares of stock which are no longer represented by certificates).  Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new certificate is issued.
            SECTION 1.   Transfer of Shares.  Shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by his attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares of stock to be transferred (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law), except as provided in the preceding section.
            SECTION 1.   Regulations.  The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of stock of the Corporation or uncertificated shares.
            SECTION 1.   Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.
            If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
            SECTION 1.   Dividends.  Subject to the provisions of the Certificate of Incorporation, the Board of
Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.
            Subject to the provisions of the Certificate of Incorporation any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine.  If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.
            SECTION 1.   No Preemptive Rights.  Shares of stock shall not possess preemptive rights to purchase additional shares of stock when offered.
            SECTION 1.   Corporate Seal.  The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary.  A duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board or the President.
            SECTION 1.   Fiscal Year. The fiscal year of the Corporation shall be the calendar year or such other fiscal year as the Board of Directors from time to time, by resolution, shall determine.

ARTICLE V

Miscellaneous Provisions
            SECTION 1.   Checks, Notes, Etc.  All checks, drafts, bills of exchange, acceptances notes or other obligations or orders for the payment of money shall be signed by at least two (2) officers of the Corporation or by a greater number of officers of the Corporation and/or other persons as the Board of Directors from time to time shall designate.
            Checks, drafts, bills of exchange, acceptances notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depositary by the Treasurer, or otherwise as the Board of Directors may from time to time, by resolution, determine.
            SECTION 1.   Loans.  No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors.  When authorized so to do, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation.  When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the
Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.
            SECTION 1.   Waivers of Notice.  Whenever any notice is required to be given by law, by the Certificate of
Incorporation or by these By-Laws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
            SECTION 1.   Offices Outside of Delaware.  Except as otherwise required by the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board of Directors or the President.
            SECTION 1.   Indemnification of Directors, Officers and Employees.  The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
            SECTION 1.   Advancement of Expenses.  The Corporation shall, to the full extent authorized by law, advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
            SECTION 1.   Accountant.
            (a) The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the
Corporation.  The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the stockholders.  The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any Stockholders'
meeting called for that purpose.
            (b) A majority of the members of the Board of Directors who are not "interested persons" (as defined in the
1940 Act) of the Corporation shall select the Accountant at any meeting held within 60 days before or after the annual
Stockholders' meeting in that year. Such selection shall be submitted for ratification or rejection at the next succeeding annual Stockholders' meeting.  If such meeting shall reject such selection, the Accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of Stockholders called for that purpose.
            (c) Any vacancy occurring between annual meetings, due to the resignation of the Accountant, may be filled by the vote of a majority of the members of the Board of Directors who are not "interested persons" (as defined in the 1940 Act).

ARTICLE VI

Custodian
            SECTION 1.   The Corporation shall have as custodian or custodians (including any sub-custodian) one or more trust companies or banks of good standing which shall conform to the requirements of Section 17(f) of the 1940 Act and the rules promulgated thereunder.  To the extent required by the 1940 Act and the rules promulgated thereunder, the funds and securities held by the Corporation shall be kept in the custody of one or more such custodians (and any sub-custodian), provided such custodian or custodians (and any sub-custodian) can be found ready and willing to act.
            SECTION 1.   The Corporation shall upon the resignation, change or inability to serve of its custodian (and any sub-custodian):
      (i) in case of such resignation or inability to serve, use its best efforts to obtain a successor custodian;
      (ii) require that the cash and securities owned by the Corporation be delivered directly to the successor custodian;
and
      (iii) in the event that no successor custodian can be found, submit to the stockholders before permitting delivery of the cash and securities owned by the Corporation, other than to a successor custodian, the question whether or not this
Corporation shall be liquidated or shall function without a custodian.
ARTICLE VII

Amendments
            These By-Laws and any amendment thereof may be altered, amended or repealed, or new By-Laws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board; provided, however, that in the case of any special meeting at which all of the members of the Board are not present, the notice of such meeting shall state that the amendment of these By-Laws was one of the purposes of the meeting.
However, these By-Laws and any amendment thereof, including the By-Laws adopted by the Board of Directors, may be altered, amended or repealed and other By-Laws may be adopted by the holders of at least 75% of the total outstanding stock of the
Corporation entitled to vote at any annual meeting or at any special meeting, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.